EXHIBIT 99.1


               WILLIAM AVERY APPOINTED CHIEF EXECUTIVE OFFICER OF
                        CHANGE TECHNOLOGY PARTNERS, INC.

GREENWICH, Conn., July 3, 2001. Change Technology Partners, Inc. (OTC Bulletin
Board: CTPI) announced today that William Avery was elected as the company's new Chief Executive Officer.

William Avery was a Managing Partner at FG II Ventures from 1998 to 2001. Prior to working with FG II, Mr. Avery joined CUC International in 1982 and helped it grow from 40 employees to 12,000 employees. He was Executive Vice President of Sales and Marketing until 1994, when he became Corporate Senior Vice President and President of the international division, based in England. In 1997, CUC International merged with HFS Inc. to form Cendant.

Matthew Ryan is leaving his role as Chief Executive Officer of Change to pursue other interests.

About Change Technology Partners

Change Technology Partners, Inc. is a public company that strategically plans, develops and executes comprehensive digital solutions for companies seeking to succeed in today's changing business environment. Change Technology Partners, Inc. clients include The Hearst Corporation, Lehman Brothers, Adobe Systems, Primedia, The Department of Veterans Affairs and the U.S. Army.

For Additional information, please visit the company's web site at http://www.change.com.